PROSPECTUS SUPPLEMENT                                         File No. 333-52822
(To the Prospectus Supplement and Prospectus
dated January 24, 2001)                                           Rule 424(b)(3)
Prospectus number: 2198


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $25,000,000            Original Issue Date:  Feb. 12, 2002

CUSIP Number:      59018YLR0              Stated Maturity Date: Feb. 12, 2004

Interest Calculation:                     Day Count Convention:

|x|  Regular Floating Rate Note           |x|   Actual/360
|_|  Inverse Floating Rate Note           |_|   30/360
     (Fixed Interest Rate):               |_|   Actual/Actual


Interest Rate Basis:
|x|  LIBOR                                |_|   Commercial Paper Rate
|_|  CMT Rate                             |_|   Eleventh District Cost of Funds
|_|  Prime Rate                                 Rate
|_|  Federal Funds Rate                   |_|   CD Rate
|_|  Treasury Rate                        |_|   Other (see attached)
    Designated CMT Page:
      CMT Telerate Page:                  Designated LIBOR Page:
       CMT Reuters Page:                    LIBOR Telerate Page:
                                            LIBOR Reuters Page:


Index Maturity:         One Month       Minimum Interest Rate:   Not Applicable

Spread:                 0.2100%         Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD             Spread Multiplier:       Not Applicable

Interest Reset Dates:         Monthly, on the 12th of every month, commencing
                              March 12, 2002, subject to modified following business day convention.

Interest Payment Dates:       Monthly, on the 12th of every month, commencing
                              March 12, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:         The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        February 7, 2002